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                                                                   EX-99.B(j)(A)

                          Independent Auditors' Consent

The Board of Trustees of
Wells Fargo Funds Trust:

We consent to the use of our report for the California Tax-Free Money Market Fund, California Tax-Free Money Market Trust, Cash Investment Money Market Fund, Government Money Market Fund, Liquidity Reserve Money Market Fund, Minnesota Money Market Fund, Money Market Fund, Money Market Trust, National Tax-Free Money Market Fund, National Tax-Free Money Market Trust, Overland Express Sweep Fund, Prime Investment Money Market Fund, Treasury Plus Money Market Fund and the 100% Treasury Money Market Fund, fourteen Funds of Wells Fargo Funds Trust, dated May 16, 2003, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.


By:          /s/  KPMG LLP
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               KPMG LLP
         San Francisco, California
             July 29, 2003